Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements of Continucare Corporation:
(i)	Form S-8 No. 333-44431,

(ii)	Form S-8 No. 333-61246, and

(iii)	Form S-8 No. 333-119337;
of our report dated September 12, 2006, with respect to the consolidated financial statements of Continucare Corporation included in this Annual Report (Form 10-K) for the year ended June 30, 2006.

/s/ Ernst & Young LLP
Certified Public Accountants

Fort Lauderdale, Florida
September 12, 2006